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                                                                   Exhibit 10.14


                  INTERNATIONAL SOFTWARE DISTRIBUTION AGREEMENT
                               SYNCHRONICITY, INC.
                                201 FOREST STREET
                               MARLBORO, MA 01752
                                       USA

                           Telephone: +1- 508-485-4122
                              Fax: +1- 508-485-7514

This International Software Distribution Agreement (the "Agreement") is made and entered into effective as of the 28th day of December, 1999 (the "Effective Date"), by and between Synchronicity, Inc., a Massachusetts corporation having its principal place of business as shown above ("Synchronicity"), on the one part, and Itochu Corporation, a Japanese corporation with its Tokyo office at 5-1 Kita-Aoyama 2-chome, Minato-ku, Tokyo, Japan ("ITC"), and Itochu Techno Science Corporation, a Japanese corporation with its principal place of business at 11-5 Fujimi 1-chome, Chiyoda-ku, Tokyo 102, Japan ("Distributor"; together with ITC collectively, "Distributor"), on the other part.


SECTION 1:  DEFINITIONS

         1.1. "Authorized Hardware/Software Configurations" are set forth in Exhibit B.

         1.2. "Authorized Reseller" is a subdistributor of Distributor's right to market and distribute Products in the Territory who has signed an agreement with Distributor sufficient to fulfill Distributor's obligations to Synchronicity hereunder (except any payment obligations of Distributor to Synchronicity which shall be always honored and discharged by Distributor).

         1.3. "End User" is any customer acquiring one or more copies of a Product for the customer's own internal use.

         1.4. "Evaluation Copies" are copies of the Products which will automatically cease to function upon the expiration of a stated period, i.e. which include a "Time Bomb," and which are subject to the license granted in Section 3.1 of this Agreement.

         1.5. "First Line Support" is the activity of communicating with End Users by telephone on the use, operation, installation, configuration and implementation of the Products, assisting End Users in the use and interpretation of Product documentation, and passing on reports of errors and suspected errors in the Products for Second Line Support.

         1.6. "License Agreement" is an End User license agreement written by Distributor in Japanese language with terms at least as protective of Synchronicity's interests as the terms in Synchronicity's end user license agreement as shown in Exhibit A.

         1.7. "Products" are those software products shown in Exhibit C, in their most current versions, and the Japanese localized version of the Products as developed by the parties in accordance with Section 2 of this Agreement, including (i) its modifications, enhancements, corrections or upgrades to the Products to be furnished by Synchronicity to Distributor hereunder; and (ii) documentation and any other related materials described in Exhibit C attached hereto. Synchronicity may amend Exhibit C of this Agreement from

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                  time to time upon ninety (90) days' prior written notice to
                  Distributor as updates or new releases of the Products are provided.

         1.8. "Second Line Support" is the maintenance activity to be provided by Synchronicity to Distributors in connection with the Products (i) bug fixing, modifying and correcting errors in the Products and (ii) hot line support that will include, without limitation in support of Distributor efforts to support their End Users and, (iii) the release of updates and upgrades of the Products for Distributor's provision of the First Line Support to the End User.

         1.9. "Support Agreement" is an annual support agreement to be entered into by and between Distributor and the End User written by Distributor in Japanese language with terms at least as protective of Synchronicity's interest as Synchronicity's Domestic support agreement shown in Exhibit I. It also provides Product support of the Products through First Line Support by Distributor.

         1.10. "U.S. Version" is any Product based on English Language and intended for distribution by Synchronicity in the United States.

         1.11     "Territory" is the country of Japan.

SECTION 2: DEVELOPMENT OF JAPANESE VERSION

         2.1. When and if so agreed upon in writing by the parties to this Agreement, Distributor, with the cooperation of Synchronicity, will undertake efforts to localize the Products for the Japanese market, in accordance with a separate Localization Development, Marketing and Distribution Agreement.

 SECTION 3:  GRANT OF RIGHT TO MARKET

         3.1. Synchronicity hereby grants, and Distributor hereby accepts, an exclusive, non-transferable right and license to use for the purposes specified hereunder, sublicense, market, distribute and support the Products to Authorized Resellers and End Users located in the Territory for the End User's internal use only and only pursuant to an effective written License Agreement, that is signed or otherwise accepted by End User in a manner chosen by Distributor. Synchronicity also grants to Distributor an exclusive, non-transferable license to use (and to sublicense its Authorized Resellers to use) of up to ten (10) copies of the Products necessary for evaluation, demonstration and training purposes in accordance with the License Agreement (the "Not-for-Resale Copies"). The Not-for-Resale Copies shall not count towards any sales benchmarks or royalty payments due Synchronicity. Synchronicity shall not appoint any other entity as a distributor in Japan and shall not distribute the products in Japan directly or indirectly during the term of this agreement.

                  3.1.1 Synchronicity and Distributor have established target revenue plan for the Products during the period commencing from the Effective Date and ending on December 31, 2001 as set forth in Exhibit E attached hereto and incorporated herein by reference (the "Revenue Plan"), and Distributor shall use commercially reasonable efforts to meet the Revenue Plan. Notwithstanding anything contained herein to the contrary and for avoidance of doubts, Synchronicity and Distributor acknowledge and agree that the Revenue Plan shall not be construed

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                           as creating any legally binding obligation of
                           Distributor to purchase those amount of the Products.

         3.2.     In order to be eligible for the Product Support set forth in
                  Section 4 or the Product warranty set forth in Section 8, the Products must be run on Authorized Hardware/Software Configurations.

         3.3. The Products are supplied to Distributor solely for the purposes set forth in this Agreement. Distributor is authorized to use and distribute the Products to Authorized Resellers and End Users solely for such purposes, and may not reproduce or modify the Products except as otherwise specifically provided herein. Distributor shall have no right to market or service products developed by Synchronicity other than the Products in Exhibit C.

                  3.3.1. During the term of this agreement Synchronicity shall notify Distributor of the release of any new Synchronicity product. Distributor shall have thirty
                           (30) days from the date of such notice to enter into an amendment to this Agreement which adds the new product to Exhibit C.

                  3.3.2. If the parties do not enter into a mutually agreed upon amendment to this Agreement, as provided in
                           Section 3.3.1 above, within the thirty (30) day period, Synchronicity shall have no further obligation to Distributor with respect to such product and shall have no restriction on its development or distribution for or within Japan or otherwise.

         3.4. Distributor acknowledges that its rights under this Agreement are exclusive only within the geographic borders of Japan. Synchronicity reserves the right to license Products to other agents, distributors, value added resellers, original equipment manufacturers, end users and other parties, located outside Japan, provided, however, that Synchronicity shall not appoint any other distributors, value added resellers, system integrators or original equipment manufactures for distribution of the Products in the Territory and shall not distribute, market or license the Products to the End User, directly or indirectly, in the Territory during the term of this Agreement.

         3.5 Distributor may engage any Authorized Reseller in the Territory to market and resell the Products to the End User located within the Territory; provided, however, that Distributor shall (i) cause Authorized Reseller to abide by all the terms, conditions and provisions of this Agreement to be performed on the part of Distributor (except any payment obligations of Distributor to Synchronicity which shall be always honored and discharged by Distributor) and (ii) be responsible to Synchronicity for any act or omission of its Authorized Reseller in violation of any such terms, conditions, or provisions of this Agreement.

SECTION 4:  PRODUCT SUPPORT AND TECHNICAL TRAINING

         4.1. Distributor agrees to provide First Line Support to End-Users of the Products. The Support Agreement must, among other things, clearly state that the agreement is assignable to Synchronicity (or Synchronicity's designee) upon termination of Distributor's right to provide First Line Support to End User.

         4.2. Distributor agrees to provide the marketing, sales, technical support and staffing for the Products as set forth on Exhibit D

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                  * Confidential Information has been omitted pursuant to Rule
                    406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.


         4.3. Synchronicity will provide support to Distributor by telephone, fax, the Internet or electronic mail during Synchronicity's normal business hours for the purposes of supporting End Users and Authorized Resellers. Distributor will designate two (2) primary contacts to handle all contact with Synchronicity.

         4.4. Synchronicity shall make available all upgrades, updates and enhancements specified in the end user licensing agreement for US version Products.

         4.5.     Synchronicity shall provide Second Line Support to
                  Distributor.

SECTION 5:  PRICE, PAYMENT TERMS, AND RECORDS

         5.1. In consideration of the exclusive license granted to Distributor described in Section 3 above, Distributor shall pay to Synchronicity a pre-payment license fee (the "Pre-Payment License Fee") for the Products in the amount of * Dollars (USD *) with a payment structure as follows:

                  (i) *Dollars (USD *) payable within 45 days of completion of this agreement, receipt of which is hereby acknowledged by Synchronicity.

                  (ii)     * Dollars (USD *) payable by March 31, 2000.

                  (iii)    * Dollars (USD *) payable by June 30, 2000.

                  (iv)     * Dollars (USD *) payable by September 29, 2000.

                  (v)      * Dollars (USD *) payable by December 29, 2000.

                  (vi)     * Dollars (USD *) payable by March 30, 2001.

                  (vii)    * Dollars (USD *) payable by June 29, 2001.

                  (viii)   * Dollars (USD *) payable by September 28, 2001.

                  (ix)     * Dollars (USD *) payable by December 29, 2001

                  The Pre-Payment License Fee shall be applied as a credit against all future license fees for the Products payable by Distributor to Synchronicity pursuant to Section 5.2 of this Agreement.

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                  * Confidential Information has been omitted pursuant to Rule
                    406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.

         5.2. The license fees to be paid by Distributor for Products shall be determined by reference to Synchronicity's US Domestic Pricing and Configuration Schedule, set forth in Exhibit B hereto, less a * discount. The prices set forth in Exhibit B may be amended from time to time by Synchronicity upon ninety
                  (90) days' prior written notice. All Not-for-Resale Copies of Products used by Distributor or its Authorized Resellers for evaluation, demonstration, support and training shall not be subject to a fee. The license fee for other internal use of the Products (other than evaluation, demonstration, support and training) shall be in accordance with Exhibit B. In addition, distributor will be granted the right to convert remaining inventory of DesignSync and ProjectSync licenses held on December 31, 1999 to other product license types of equal cost as specified in Exhibit C.

         5.3. If there is an increase in prices set forth in Exhibit B attached hereto, then all End User orders for Products received by Distributor and not yet shipped prior to the effective date of the price increase are not subject to such price increase. And, if Distributor shall deliver to Synchronicity a copy of the quotation furnished to its potential End Users no later than five (5) business days after the receipt of notice for the price increase and Distributor has received firm order from such End Users within ninety (90) days after the effective date of such price increase, ex-price shall apply to such orders. If there is a price decrease then all End User orders for a Products received by Distributor and not yet shipped prior to the effective date of the price decrease will be subject to such price decrease.

         5.4. All payments to Synchronicity shall be in U. S. dollars, and are due within thirty (30) days after receipt of an invoice issued by Synchronicity for the full amount owed for the delivered Products. Except for the withholding income tax assessed by the Japanese tax officer on the payments by Distributor to Synchronicity hereunder, payments will be conducted via cable transfer of funds to the bank account specified by Synchronicity. Prices listed are exclusive of any shipping costs, import duties, sales, use, value-added, privilege, excise, or similar taxes or duties levied upon Synchronicity, or any other charges or assessments established by any government agency in Japan, that are based upon licensing of the Products pursuant to this Agreement, all of which shall be paid by Distributor. Synchronicity acknowledges and agrees that the payment pursuant to this Agreement shall be subject to the withholding income tax based on (i) Sections 161-7-2, 178, 179-1, and 212 of the Income Tax Laws of Japan, and (ii) Article 14 of the Tax Convention between U.S.A. and Japan (the "USA/Japan Tax Convention"). Distributor shall (i) withhold such tax from the payment to Synchronicity, (ii) pay such tax to the Japanese tax authority on behalf of Synchronicity, and (iii) transmit to Synchronicity an official tax receipt issued by the Japanese tax authority after such tax payment. Synchronicity shall execute and deliver to Distributor an appropriate application form and Distributor shall execute such application form and file it with a competent tax office in Japan in order to reduce an applicable tax rate of withholding income tax in accordance with the USA/Japan Tax Convention.

         5.5. Distributor shall prepare and maintain complete and accurate books and records documenting the licensing and servicing of Products and any compensation received therefrom.

         5.6. During the term of this Agreement and for a period of one year thereafter, Synchronicity shall have the right, at its expense and upon reasonable notice, to examine or have examined by an accountant Distributor's books and records in connection with the distribution of the Products under this Agreement during the Distributor's normal business hours and without interrupting Distributor's business no more than once annually, in order to determine and verify performance under this Agreement.

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         5.7.     In the event that Distributor at any time during the term of this Agreement has outstanding payables to Synchronicity more than one hundred twenty (120) days past due aggregating to 10% of the total account balance, Synchronicity may elect, at its discretion, to send notice of default of this contract to Distributor and it shall be considered a material breach of this Agreement. Additionally, any funds due Synchronicity from Distributor over ninety (90) days past due will be subject to an annual interest rate of 18%.

SECTION 6:  SALES COLLATERAL AND TRADEMARKS

         6.1. Synchronicity will provide Distributor with up-to-date electronic copies of all sales collateral, documentation, or other promotional materials for Distributor's use in marketing the Products. Distributor may purchase printed versions of these materials as required at Synchronicity's reproduction costs plus reasonable mark-up for administrative overhead. Synchronicity may prohibit the use of any materials, which include trademarks, which Synchronicity has not successfully registered in Japan. Such materials may not be changed or modified without the prior consent of Synchronicity.

         6.2. All packaging, documentation and promotional materials prepared by Distributor shall be subject to Synchronicity's prior written approval, which approval shall be given within five (5) business days after receipt of a sample and shall not be unreasonably withheld. Synchronicity will provide Distributor with copies of appropriate trademarks, trade names, logos and identifying slogans (hereafter the "Marks"), as described in Exhibit H attached hereto, in a format suitable for incorporation into Distributor's packaging, documentation and promotional materials so approved. Such Marks may vary from the Marks utilized by Synchronicity in jurisdictions other than the Territory.

         6.3. Distributor will not remove, alter, cover, or obfuscate any copyright notice, Mark or other proprietary rights, notice placed by Synchronicity on the Products or any copy or portion thereof. Distributor acknowledges that the Marks used by Synchronicity or by Distributor in relation to the Products, whether registered or not registered, belong exclusively to Synchronicity. Distributor will, during the term of this Agreement, use the Marks solely in connection with the promotion and marketing of the Products and Synchronicity hereby grants to Distributor, during the term of this Agreement, a non-exclusive, nontransferable right to use and reproduce the Marks solely for the purposes of promoting and marketing the Products as authorized herein. Distributor will accompany each use of the Marks with a conspicuous notation that the Marks are owned by Synchronicity and any other proprietary legend that Synchronicity determines reasonably necessary to protect its rights herein. Distributor shall not use the Marks in conjunction with the promotion or marketing of services to be performed by Distributor except to the extent necessary to indicate Synchronicity as the source of training materials and only with Synchronicity's prior written approval of such use. Distributor will not register any of the Marks or any other mark, sign, symbol, design, device or trademark used in relation to the Products. All rights which may accrue to Distributor in relation to the Marks or any other mark, sign, symbol, design, device or trademark used in relation to the Products are understood to be the property of Synchronicity, and Distributor agrees that, at Synchronicity's request, Distributor will, at Synchronicity's expense, take reasonable steps as are necessary to perfect such rights.

         6.4. Distributor hereby acknowledges that Synchronicity has the exclusive rights to license the use of the Marks and that by reason of Distributor's use of the Marks under this Agreement, it shall not acquire ownership of the Marks or any part thereof. All use of the marks by Distributor shall inure to Synchronicity's benefit.

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         6.5.     Upon termination of this Agreement, Distributor shall cease all use of the Marks, except as necessary under Section 11.3.3

SECTION 7:  OTHER DISTRIBUTOR OBLIGATIONS

         7.1. In addition to other terms and conditions set forth in this Agreement, Distributor agrees as follows:

                  7.1.1. By the fifteenth working day following the close of each quarter, Distributor shall supply to Synchronicity the following reports for the previous calendar month: all shipments of Products to Authorized Resellers and End Users; all orders received for Products; all Authorized Resellers and End User training conducted using Synchronicity training materials; and consulting engagements conducted using Synchronicity Process methodology.

                  7.1.2. By the fifteenth working day following the close of each quarter, Distributor shall promptly supply to Synchronicity all new End User, for the purposes of the calendar quarter, identifying information, including name, location, division or group, name of primary technical contact, all Passport identification information as specified in the License Agreement and a copy of the executed License Agreement.

                  7.1.3. Distributor shall promptly inform Synchronicity in writing of all inquiries for the Products outside the Territory.

                  7.1.4. Distributor shall not export the Products in violation of the export control laws of the United States or of any other country, and agrees to indemnify Synchronicity for any breach of this warranty.

SECTION 8:  SYNCHRONICITY WARRANTY AND INDEMNITY

         8.1. Synchronicity hereby warrants that it has the right to enter into this Agreement and to grant the licenses and distribution rights hereunder. Synchronicity agrees, at its expense, to defend or, at its option, to settle any and all claim, action, suit or proceeding brought against Distributor or ITI USA (as defined in Section 13 below) Authorized Reseller and/or End User (collectively, "Indemnitee") alleging that the Distributor's use of the Products pursuant to this Agreement infringes any United States or Japanese patents, copyrights, trade marks, trade names or any other proprietary rights of any third party, and to indemnify Indemnitee against any and all claims, actions, suits, proceedings, losses, damages, liabilities and expenses (including attorneys' fees) assessed against Indemnitee or incurred by Indemnitee arising out of such infringement, provided: (a) Distributor notifies Synchronicity promptly and in writing that any such claim, action or suit is threatened or has been brought; (b) Synchronicity has the right to assume the defense of such claim, action or suit with counsel selected by Synchronicity; and (c) Synchronicity receives Distributor's full and complete cooperation in the defense of such claim, action or suit. Synchronicity shall have no liability for costs incurred or settlements made without its consent.

         8.2. In the event of any such claim, action or suit, Synchronicity shall have the right, at its option, to either:

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                  8.2.1.   procure for Distributor and its End Users the right
                           to continue using and selling the Products,

                  8.2.2. modify the Products so that they are non-infringing to the extent that such functions of the Products are maintained, or

                  8.2.3.   withdraw the Products.

         8.3. In the event any Product is withdrawn, Distributor agrees to cooperate with Synchronicity in the retrieval of such Product. Synchronicity's sole liability to Distributor in such event shall be to refund all amounts paid by Distributor to Synchronicity for such Product.

         8.4. Synchronicity does not warrant that the functions contained in a Licensed Program will meet an End User's requirements or that the operation of a Product will be error free. For ninety
                  (90) days from the date of delivery of the Products to End Users by Distributor and provided that Products are run exclusively on Authorized Hardware/Software Configurations, Synchronicity warrants that the Products will perform as described in the License Agreement in Exhibit A. If the Product fails to perform as warranted, Distributor shall notify Synchronicity of the problem with specificity, and Synchronicity shall make reasonable efforts to remedy the problem. If Synchronicity's efforts to remedy a problem are unsuccessful, Distributor acknowledges and agrees that Synchronicity's sole and exclusive obligations hereunder to Distributor and its Authorized Resellers and End Users will be limited to the replacements of defective media of the Product, or to a refund to Distributor of the license fee paid by Distributor pursuant to Section 5.2 above. Before returning the Product to Synchronicity for replacement, Distributor must first obtain a return merchandise authorization (RMA) from Synchronicity's technical support function. Furthermore, Synchronicity does not warrant any part of any Product that is derived or licensed from a third party licensor if such third party has not warranted, assumed liability of or provided support to Synchronicity for such third party product.

         8.5. THE FOREGOING LIMITED WARRANTY OF SYNCHRONICITY IS IN LIEU OF ALL OTHER WARRANTIES OF SYNCHRONICITY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION, WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         8.6. Notwithstanding anything in this Section 8, Synchronicity shall not be liable for any damages caused by:

                  8.6.1. any claim of infringement resulting in any way from operating Products on other than Authorized Hardware/ Software Configurations;

                  8.6.2. the use of the Products with infringing software or data, or from modifications made to the software by Distributor pursuant to the development effort set forth in Section 2 of this Agreement.

                  8.6.3. any modification of the Products provided by Synchronicity by any person other than Synchronicity without Synchronicity's approval.

         8.7. THIS SECTION 8 STATES THE ENTIRE LIABILITY OF SYNCHRONICITY FOR PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT INFRINGEMENT OR FOR ANY BREACH OF WARRANTY, EXPRESS OR IMPLIED.

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         8.8.     EXCEPT FOR AMOUNTS PAYABLE PURSUANT TO SECTION 8.1 OF THIS
                  AGREEMENT, SYNCHRONICITY AGREES TO INDEMNIFY DISTRIBUTOR AGAINST CLAIMS RESULTING FROM SYNCHRONICITY'S BREACH OF THE WARRANTIES SET FORTH IN THIS SECTION 8, BUT IN NO EVENT SHALL SYNCHRONICITY BE LIABLE TO DISTRIBUTOR OR TO ANY END USER FOR ANY LOSS OF PROFITS, LOSS OF DATA, OR LOSS OF USE OF HARDWARE, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF DISTRIBUTOR, ANY END USER OR ANY OTHER THIRD PARTY. No action may be brought by Distributor against Synchronicity beyond two (2) years after the cause of action has arisen or should have arisen.

SECTION 9:  DISTRIBUTOR WARRANTY AND INDEMNITY

         9.1. Distributor hereby warrants that it has the right to enter into this Agreement. Distributor agrees to indemnify Synchronicity against any and all losses, damage or liability assessed against Synchronicity or incurred by Synchronicity arising out of or in connection with any claim that any portion of the Products developed by Distributor pursuant to
                  Section 2 hereunder (but not the portions of the Products that remain unmodified from the Products delivered by Synchronicity hereunder) infringe a patent, trademark, copyright or other intellectual property right, provided: (a) Synchronicity notifies Distributor promptly and in writing that any such claim, action or suit is threatened or has been brought; (b) Distributor has the right to assume the defense of such claim, action or suit with counsel selected by Distributor; and (c) Distributor receives Synchronicity's full and complete cooperation in the defense of such claim, action or suit. Distributor shall have no liability for costs incurred or settlements made without its consent.

         9.2. Distributor agrees to indemnify Synchronicity against any and all losses, damage or liability assessed against Synchronicity or incurred by Synchronicity arising out of or in connection with any claim asserted against Synchronicity with respect to Distributor's sales, marketing, support, distribution or services of the Products hereunder, provided: (a) Synchronicity notifies Distributor promptly and in writing that any such claim, action or suit is threatened or has been brought; (b) Distributor has the right to assume the defense of such claim, action or suit with counsel selected by Distributor; and (c) Distributor receives Synchronicity's full and complete cooperation in the defense of such claim, action or suit. Distributor shall have no liability for costs incurred or settlements made without its consent. Nothing in this Section shall effect Synchronicity's liability to Distributor pursuant to Section 8 of this Agreement.

         9.3. THIS SECTION 9 STATES THE ENTIRE LIABILITY OF DISTRIBUTOR FOR PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT INFRINGEMENT OR FOR ANY BREACH OF WARRANTY, EXPRESS OR IMPLIED.

         9.4. DISTRIBUTOR AGREES TO INDEMNIFY SYNCHRONICITY AGAINST CLAIMS RESULTING FROM DISTRIBUTOR'S BREACH OF THE WARRANTIES SET FORTH IN THIS SECTION 9, BUT IN NO EVENT SHALL DISTRIBUTOR BE LIABLE TO SYNCHRONICITY FOR ANY LOSS OF PROFITS, REVENUE OR BUSINESS OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF SYNCHRONICITY. No action may be brought by Synchronicity against Distributor beyond two (2) years after the cause of action has arisen or should have arisen.

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SECTION 10:  PROPRIETARY & CONFIDENTIAL INFORMATION

         10.1. Distributor recognizes that Synchronicity is the owner of the Products licensed under this Agreement, the results of the development performed hereunder by or on behalf of either party, and all copies thereof, and of all copyright, trade secret, patent and other intellectual or industrial property rights therein, all of which are valuable property of Synchronicity. To the extent necessary for Synchronicity to own the entire right, title and interest in and to the results of any development performed by Distributor under Section 2 hereof, in relation to the Products, Distributor does hereby assign and agree to assign to Synchronicity, all that right, title and interest in and to any such development, such assignment occurring as soon as capable of taking place in law or equity. Distributor shall obligate all persons employed or engaged by Distributor to perform any such development under
                  Section 2 hereof to provide to Distributor, which shall supply to Synchronicity at no additional charge, all such assignments, rights and covenants as are deemed appropriate by Synchronicity to assure and perfect such assignment.

         10.2. Distributor shall take all reasonable measures to assist Synchronicity in maintaining its proprietary rights. Such measures shall include using diligent efforts to prevent End Users from copying or using the Products outside the scope of this Agreement or the License Agreement. In the event of any violations or suspected violations of such provisions, Distributor shall immediately notify Synchronicity and Distributor will, at Synchronicity's expense, assist Synchronicity in enforcing Synchronicity's proprietary interest in the Products.

         10.3. Distributor hereby acknowledges and agrees that Synchronicity in any case has the right to enforce and protect its own rights in the Products directly against any and all parties, including, without limitation, End Users.

         10.4. Except as specifically provided in this Agreement, neither Distributor nor any End User is authorized to modify, enhance or otherwise change the Products, including documentation and any other related materials described in Exhibit C, without the prior written consent of Synchronicity.

         10.5. Distributor shall not cause or permit disclosure, copying, display, loan, publication, transfer of possession (whether by sale, exchange, gift, operation of law or otherwise) or other dissemination of the Products, in whole or in part, to any third party, except as permitted in this Agreement.

         10.6. In any distribution of the Products, Distributor will preserve and respect Synchronicity's copyright, trade secret, patent, proprietary and/or other legal notices contained on or in copies of the Products.

         10.7. Distributor will maintain appropriate records relating to the disposition and use of all copies of Products.

         10.8. Distributor shall not disassemble or reverse compile any Product or portion thereof, nor create any derivative works thereof other than those specifically provided for hereunder, except as permitted by applicable law, and to the extent that Synchronicity is not permitted by such law to exclude or limit such rights. Neither shall Distributor bypass any security device provided with the Products.

         10.9. Each party shall keep confidential any confidential or proprietary information of the other party received from the other party in writing and appropriately marked to indicate its confidential or proprietary nature. If the disclosure is oral, the information disclosed shall be identified as confidential and/or proprietary at or prior to such oral disclosure, and the information disclosed is reduced to writing and transmitted to the other party within thirty (30) days of such oral disclosure. Neither party shall have the obligation of confidentiality set forth in this
                  Section 10.9 if the confidential or proprietary information is or becomes:

                  (i)    already known to receiving party; or

                  (ii) publicly available through no fault of receiving party; or

                  (iii) independently developed by receiving party without access to such information; or

                  (iv) required to be disclosed pursuant to any statutory or regulatory provision or court order.

                  (v) received by receiving party without confidential obligations or restrictions on use.

SECTION 11:  TERM AND TERMINATION OF AGREEMENT

         11.1. The term of this Agreement shall enter into full force and effect on the Effective Date and shall remain in force through the Satisfactory Delivery Date and ends on December 31, 2001. This Agreement shall automatically extend on a year to year basis unless either party shall give written notice of non-renewal to the other party, for cause or without cause, not less than ninety (90) days prior to the expiration of the then current term.

         11.2.    This Agreement may be terminated as follows:

                  11.2.1. Except as otherwise herein provided, either party may terminate this Agreement upon the other party's failure to cure a default (including the failure to make any of the prepayments or payments provided for in Section 5) under this Agreement within thirty (30) days of receipt of notice of default. Notwithstanding the foregoing, Synchronicity may terminate this Agreement immediately, upon written notice to Distributor, if Distributor violates any terms and conditions of or relating to Synchronicity's proprietary rights or to United States export control laws.

                  11.2.2. If either party shall have ceased business, been adjudged bankrupt or insolvent under the laws of any relevant jurisdiction, made an assignment for the benefit of creditors, or filed, or had filed against it, a petition of bankruptcy, reorganization or other insolvency proceeding, the other party may terminate the Agreement upon written notice.

                  11.2.3. If there should be any transfer of a controlling interest in Distributor, Synchronicity may terminate this Agreement upon thirty (30) days' written notice, where such change, in the judgment of Synchronicity, substantially impairs Distributor's ability to perform its obligations pursuant to this Agreement.

                  11.2.4. If either party chooses to terminate this Agreement as set forth in Section 11.1 above.

         11.3. Upon termination or expiration of this Agreement, the duties and rights of the parties shall be as follows:

                  11.3.1. Distributor's right and license to market the Products shall terminate and, except as provided herein, Distributor shall immediately stop marketing and using the Products, and shall cease to provide Authorized Resellers and End Users with First Line Support. Distributor shall immediately return to Synchronicity all Products as well as all technical and marketing materials relating to the Products and all copies thereof. Distributor shall promptly return to Synchronicity any confidential information belonging to Synchronicity.

                  11.3.2. Within ninety (90) days of termination or expiration of this Agreement, a duly authorized officer of Distributor shall certify in writing that all Products and all technical and marketing materials relating to the Products have been returned to Synchronicity.

                  11.3.3. Distributor shall have ninety (90) days to complete sales to potential Authorized Resellers and End Users contacted by Distributor prior to the date of termination or expiration of this Agreement. During this time, Synchronicity shall continue to provide Distributor with Second Line Support in accordance with Section 4 in order to assist Distributor in completing sales to potential Authorized Resellers and End Users contacted by Distributor prior to the termination or expiration date.

                  11.3.4. Within ninety (90) days of termination or expiration of this Agreement, Distributor shall pay Synchronicity all sums due and owing under this Agreement on or prior to the effective date of such termination. IN NO EVENT SHALL EITHER PARTY BE REQUIRED TO PAY THE OTHER PARTY ANY DAMAGES OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

                  11.3.5. All Product Support Agreements relating to the Products between Distributor and End Users in effect at the time of termination or expiration of this Agreement shall at Synchronicity's request be assigned by Distributor to Synchronicity (or its designee), which shall thereupon assume the performance of Distributor's First Line Support obligations to each End User that has paid all fees and charges due pursuant to such Product Support Agreement (but not to any End User that has not paid all such fees and charges).

                  11.3.6. Termination or expiration of this Agreement shall not terminate or cancel any sublicense to the Products granted by Distributor or Authorized Resellers to End User hereunder prior to the termination or expiration of this Agreement.

SECTION 12:  GENERAL PROVISIONS

         12.1. The parties agree to cooperate fully in exchanging all consents, information and documents which may be reasonably necessary in fulfilling the terms of this Agreement, including such information and documents required under Japanese laws and regulations.

         12.2. This Agreement shall not create and shall not be construed as creating any relationship of agency, partnership, joint venture, or employment between the parties. Synchronicity and Distributor enter this Agreement as and shall remain independent parties.

         12.3. Neither party shall have the right or authority to assume, create or enlarge any obligation or commitment on behalf of the other party and shall not represent itself as having the authority to obligate or bind the other party in any manner except as provided for in this Agreement.

         12.4. All notices or other communications given by either party to the other under this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, to the other party at this address set forth above or such other address as a party may subsequently designate in writing. Notices shall be effective upon receipt.

         12.5. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. No assignment, delegation, transfer or any attempt thereof in violation of the foregoing shall be effective without such prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, administrators, heirs, and assigns.

         12.6. This Agreement, including all referenced and attached Exhibits, supersedes all prior and contemporaneous agreements, representations, negotiations, and understandings, including oral representations, between the parties relating to this Agreement, and is intended by the parties as a complete and exclusive statement with respect to the subject matter hereof. This Agreement may be modified only in a written instrument executed by the authorized representatives of the parties. In case of any discrepancy between this Agreement and any other documents, the terms of this Agreement shall prevail.

         12.7. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the authorized representative of a party against whom the waiver is sought to be enforced. Waiver of breach of any provision of this Agreement on any occasion shall not be deemed a waiver of that provision or of any other provision on any other occasion, nor shall such waiver affect the right of either party to terminate this Agreement. The remedies herein reserved shall be cumulative and additional to any other remedies in law or equity.

         12.8. Because unauthorized use or transfer of the Products, or any information contained therein, may diminish substantially the value of such materials and irrevocably harm Synchronicity, if Distributor breaches any of its obligations under this Agreement, Synchronicity (without limiting its other rights or remedies) shall be entitled to injunctive and/or equitable relief, in addition to other remedies afforded by law, to protect its interests.

         12.9. In case of a dispute arising from the interpretation or enforcement of patents, trademarks or copyrights, the parties agree to submit to the exclusive jurisdiction of the United States District Court for the District of Massachusetts, located in Boston, Massachusetts, USA. All other disputes shall be submitted exclusively to the rules then in effect of Conciliation and Arbitration of the International Chamber of Commerce. Such arbitration shall be held in the city and country where the respondent resides. The arbitrator(s) shall decide the matters submitted to them based upon the evidences presented and the terms of this Agreement and arbitrator(s) shall issue a written award which shall state the basis of the award and include findings of fact and conclusions of law. The award of the arbitration shall be final, non-appealable and binding upon the parties and their respective successors and permitted assigns. Judgment upon the award may be entered in any court having the jurisdiction thereof. This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

         12.10.   The provisions of Sections 1, 6.3, 6.4, 6.5, 7, 8,9, 10, 11.3 and 12 shall survive the termination of this Agreement; provided, however, that, Section 10.9 shall survive for three
                  (3) years thereafter.

         12.11 Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on accounts of strikes, riots, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, or any other cause which is beyond the reasonable control of such party.

         12.12 This Agreement shall be governed by and construed in accordance with laws of Commonwealth of Massachusetts, without regard to conflicts of law provisions.

         12.13 If any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall nevertheless continue in full force and effect. All Section headings are provided for the convenience or references only and shall not be construed otherwise.

SECTION 13:  PURCHASE ORDER AND DELIVERY

         13.1. All orders for the Products issued by Distributor are subject to acceptance by Synchronicity and shall not be binding until the written acceptance of Synchronicity is delivered to Distributor, which acceptance shall not be unreasonably withheld or delayed.

         13.2     Synchronicity must accept an order of Distributor within five
                  (5) business days after its receipt as long as the order is consistent with the terms of this Agreement. Unless otherwise expressly agreed to by Synchronicity and Distributor in advance, all printed and other terms contained in purchase orders, order acknowledgments, price list for the Products and invoices contrary to this Agreement are hereby excluded and shall be of no force and effect.

         13.3 Delivery of the Products ordered by Distributor hereunder shall be F.O.B. Marlboro, Massachusetts, USA and all risk of loss of and damages to the Products shall pass to Distributor upon delivery by Synchronicity to a carrier designated by Distributor. The term "F.O.B." shall be construed in accordance with Massachusetts Uniform Commercial Code Chapter 106 Section 2-319.

SECTION 14:  ITOCHU TECHNOLOGY INC.

         14. Synchronicity acknowledges and agrees that Distributor may engage ITOCHU TECHNOLOGY INC. ("ITI"), a Delaware corporation with its office currently located at 3100 Patrick Henry Drive, Santa Clara, CA 95054 or any successor entity to act as an order processing agent acting for and on behalf of Distributor with its authority including, without limitation, to receive shipment, place orders and effect payments from, with and to Synchronicity, respectively, on behalf of Distributor. Distributor shall be responsible to Synchronicity for any act or omission of ITI regarding its activities contemplated herein.

SECTION 15:  SYNCHRONICITY'S OBLIGATION

         15.1 Synchronicity shall make the reasonable commercial efforts to keep Distributor informed of United States' market trends, and competitive products with respect to the Products and other pertinent information which may aid Distributor in promoting the Products.

         15.2 Synchronicity shall keep Distributor informed of Synchronicity's technical developments and new products and shall make the reasonable commercial efforts to provide such information in advance of the initial introduction of such products.

         15.3 Synchronicity shall be solely responsible for the design, development, production and performance of the Products and for the legal protection of its trademarks, tradenames, copyrights and patents.

         15.4 Synchronicity shall provide to Distributor the names and the addresses of end user prospects within the assigned Territory, which Synchronicity had received as a result of advertising, trade shows, and referrals by present end users or cooperative marketing partners.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year indicated above in Marlboro, Massachusetts, USA

AGREED AND ACCEPTED                        AGREED AND ACCEPTED

SYNCHRONICITY, INC.                        ITOCHU TECHNO SCIENCE CORP.

By: /s/ Eugene Connolly                    By:    /s/ Hito Satake
   --------------------------------           ----------------------------------
Title:                                     Title:
      -----------------------------              -------------------------------
Date:                                      Date:
     ------------------------------             --------------------------------

AGREED AND ACCEPTED

ITOCHU CORPORATION

By:  /s/ Eizo Koyayashi
   --------------------------------
Title:
      -----------------------------
Date:
     ------------------------------


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